UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 02, 2024

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

859 Ward Drive
Goleta, California		93111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Commercial Officer

On January 2, 2024, the Board of Directors (“Board”) of Inogen, Inc. (the “Company”) appointed Grégoire Ramade to serve as Chief Commercial Officer (“CCO”) of the Company, effective January 2, 2024.

Most recently, Mr. Ramade, 54, served as the Company’s Senior Vice President of International Sales from November 2023. Prior to joining the Company, Mr. Ramade served as Senior Vice President and Chief Commercial Officer of Vapotherm, Inc. from October 2020 to October 2023 and as Vice President, International Sales and Worldwide Marketing of Vapotherm, Inc. since May 2016. Mr. Ramade worked at Becton Dickinson Medical-Pharmaceutical Systems as Vice President of Global Marketing and Business Development from January 2013 to May 2016. He also held the positions of Senior Marketing Director Home Healthcare Solution at Philips Healthcare from 2010 to 2012, Marketing Director EMEA at Philips Respironics from 2005 to 2009 and Product Manager of Consumable Masks and Accessories at Philips Respironics from 2004 to 2005. Mr. Ramade holds a bachelor’s degree in International Business with a minor in Economics from the American University of Paris and an MBA in International Business and Marketing from the Ecole Nationale des Ponts et Chausses School of International Management.

On January 2, 2024, the Board, upon the recommendation of the Compensation Committee of the Board, approved, and the Company’s subsidiary, Physio-Assist, entered into, an addendum to Mr. Ramade’s existing employment contract (the addendum together with the employment contract, the “Employment Agreement”). Mr. Ramade’s employment under the Employment Agreement is subject to the laws of France for purposes of its performance and termination. Pursuant to the Employment Agreement, Mr. Ramade will receive an annual base salary of €364,000 and a target annual performance bonus opportunity of up to sixty percent (60%) of his annual base salary. The Employment Agreement also provides that the achievement of the quarterly target at 50% of his gross annual base salary remains guaranteed for the first two quarters following his original hire date.

Mr. Ramade’s Employment Agreement also provides that if within 12 months following a change of control (as defined in the employment agreement), his employment with the Company is terminated by the Company not based on his gross of willful misconduct, he will be eligible to receive a gross amount equal to 24 months’ gross monthly base salary. Mr. Ramade’s Employment Agreement provides that if his employment is terminated by the Company other than in conjunction with a change of control and not based on his gross or willful misconduct, he will be eligible to receive a gross amount equal to 12 months’ gross monthly base salary.

In addition, Inogen has entered into its standard form of indemnification agreement with Mr. Ramade. The form indemnification agreement was filed with the Securities and Exchange Commission on November 27, 2013 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Mr. Ramade has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Ramade or any other person pursuant to which Mr. Ramade was selected as an officer or director. There are no family relationships between Mr. Ramade and any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOGEN, INC.

Date:	January 5, 2024	By:	/s/ Michael Sergesketter
Michael Sergesketter Interim Chief Financial Officer (Principal Accounting and Financial Officer)